                                                                   Exhibit 99.45


May 24, 2001



       Securities and Exchange Commission Approves DTE Energy/MCN Merger
       -----------------------------------------------------------------


       DETROIT--The Securities and Exchange Commission (SEC) has approved DTE Energy Company's (NYSE:DTE) merger with MCN Energy Group (NYSE:MCN). The approval is required under the Public Utility Holding Company Act of 1935. DTE Energy and MCN have announced a May 31 closing date for the merger.

       Based on the May 31 closing date, 9 a.m., May 31 is the deadline for MCN shareholders to properly complete, sign and return all of the materials necessary to make an effective election with respect to their MCN common stock. If the exchange agent does not receive the proper materials before the election deadline, such shares will be treated as if no election were made with respect to them.

       For further information regarding the merger, or additional copies of the election materials, please call Morrow & Co., Inc., the information agent for the merger, toll free, at 1-800-607-0088.


                                      -30-

Members of the Media--For Further Information:

Lorie N. Kessler                                    Cheryl Conway
DTE Energy                                          MCN Energy
(313)235-8807                                       (313)256-5504